EXHIBIT 10.1

AMENDMENT NO. THREE TO
AGENUS
2009 EQUITY INCENTIVE PLAN
The 2009 Equity Incentive Plan (as amended) of Agenus Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 3(a) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:
“Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is 10,200,000 shares.”

Except as set forth above, the remainder of the Plan remains in full force and effect.
Approved by the Board of Directors – February 26, 2014
Approved by the Stockholders – April 23, 2014